NOTES PURCHASE AGREEMENT
This NOTES PURCHASE AGREEMENT (this “Agreement”) is entered into on November 2, 2023, by and among BARK, Inc., a Delaware corporation (the “Company”), and each seller identified on the signature pages hereto (each, a “Seller” and, together, the “Sellers”).
WHEREAS, the Sellers hold 5.50% Convertible Secured Notes due 2025 (the “Notes”) of Barkbox, Inc., a wholly-owned subsidiary of the Company (“Barkbox”);
WHEREAS, the Notes are issued pursuant to that certain Indenture, dated as of November 27, 2020, and as amended and supplemented by Supplemental Indenture #1 dated April 30, 2021 and Supplemental Indenture #2 dated June 2, 2021 (such Indenture, as so amended and supplemented, the “Indenture”), among Barkbox, U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee and collateral agent, and the Guarantors named therein; and
WHEREAS, the Company desires to purchase from the Sellers a total of $45,000,000.00 aggregate principal amount of the Notes (the “Purchased Notes”), consisting of the respective aggregate principal amount of the Notes set forth in the “Principal Amount” column opposite each Seller’s name in Exhibit A hereto, plus all the accrued and unpaid interest (whether cash or payment-in-kind (PIK) interest or otherwise) thereon in the amount of $2,275,625.00, for the Wire Amount (as defined below) plus the CIC Repurchase True-Up (as defined below) or the CIC Redemption True-Up (as defined below), as applicable, if any.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1.Purchase. Subject to the terms and conditions hereof, effective as of the date hereof, the Company hereby agrees to purchase from each Seller, and each Seller severally hereby agrees to sell to the Company, the respective aggregate principal amount of Purchased Notes set forth opposite such Seller’s name in Exhibit A hereto in exchange for delivery of such Seller’s Pro Rata Portion (as defined below) of the Wire Amount as set forth in Exhibit A hereto. Such purchase and sale of the Purchased Notes (inclusive of principal amount set forth on Exhibit A, plus all accrued and unpaid interest thereon and with respect thereto, as set forth on Exhibit A) is referred to herein as the “Purchase.”
2.Purchase Price; Wire Amount. As consideration for the Purchase, the Company will deliver to the Sellers, at the closing, in the aggregate, a cash purchase price of $42,300,000.00 (the “Purchase Price”) and accrued and unpaid interest thereon and with respect thereto through, but excluding, the date of Purchase, of $2,139,087.50 (the “Accrued but Unpaid Interest Amount”, and together with the Purchase Price, the “Wire Amount”), by wire transfer of immediately available funds to each Seller in the respective amounts set forth in the “Wire Amount” column, respectively, opposite such Seller’s name in Exhibit A hereto (each, a “Pro Rata Portion”) pursuant to wire instructions provided by each Seller in writing to the Company prior to the date hereof. The Company hereby agrees to pay each Seller an additional contingent cash payment in accordance with the terms and conditions of Section 6 below upon the occurrence of a Change of Control (as defined in the Indenture) of the Company on or prior to the Maturity Date (as defined in the Indenture).
3.Closing. The consummation of the Purchase contemplated hereby shall occur concurrent with the execution by the parties of this Agreement on the date hereof.
4.Company Representations and Warranties. The Company represents and warrants to each Seller, as of the date hereof, that:
(a)Authorization. The Company has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable laws affecting creditors’ rights and to equitable principles.

(b) No Breach. The execution and delivery of this Agreement by the Company, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement will not conflict with, result in the breach of or constitute a material default under, or require any consent or approval under, any material agreement, formation or incorporation document (e.g. charter and bylaws) or material instrument to which the Company is a party or by which it may be bound, and will not conflict with or result in a violation of any statute or any judgement, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.
5.Seller Representations and Warranties. Each Seller, severally and not jointly and severally, represents and warrants to the Company, as of the date hereof, that:
(a)Authorization. Such Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Seller. This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, subject to applicable laws affecting creditors’ rights and to equitable principles.
(b)No Breach. The execution and delivery of this Agreement by such Seller, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement will not conflict with, result in the breach of or constitute a material default under, or require any consent or approval under, any material agreement, formation or incorporation document (e.g. charter and bylaws) or material instrument to which such Seller is a party or by which it may be bound.
(c)Title to Purchased Notes. Such Seller beneficially owns and holds as of the date hereof, and also owns and holds of record, the Purchased Notes reflected on Exhibit A opposite such Seller’s name, free and clear of any suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other encumbrance of any kind or nature whatsoever (collectively, a “Lien”) and has full power and authority to transfer and dispose of the Purchased Notes, free and clear of any Lien. Upon the payment of the Wire Amount for, and the delivery of, the Purchased Notes as provided in this Agreement, the Company will acquire good and valid title to the Purchased Notes, free and clear of any Lien other than any Lien which may be imposed as a result of any act of the Company.
(d)Business Experience. Such Seller is capable of independently evaluating the merits and risks of the purchase by the Company of the Purchased Notes in exchange for such Seller’s Pro Rata Portion of the Wire Amount.
(e)Access to Information. Such Seller has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of this Agreement and with respect to the business, affairs, financial condition and results of operations of the Company. Such Seller has had access to such financial and other information as is necessary for such Seller to make a fully informed decision as to this Agreement and the sale of the Purchased Notes. Such Seller acknowledges and agrees that neither the Company nor any of its affiliates or representatives has provided such Seller with any investment advice or any recommendation with respect to the Purchased Notes, nor is such investment advice or recommendation necessary or desired. In connection with the sale of the Purchased Notes by such Seller to the Company, neither the Company nor any of its affiliates or representatives has acted as a financial advisor or fiduciary to such Seller. Such Seller acknowledges that the value of the Purchased Notes (and the stock into which it may be converted) may significantly appreciate or depreciate over time and by agreeing to sell the Purchased Notes to the Company pursuant to this Agreement, such Seller is giving up the opportunity to sell the Purchased Notes (and the stock into which it may be converted) at a possible higher price in the future.  Such Seller understands that the Company will rely on the accuracy and truth of the foregoing representations, and such Seller hereby consents to such reliance.
(f)Advice. Such Seller has consulted such legal, tax, accounting and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its sale of the Purchased Notes. Neither the Company nor any of its officers, directors, stockholders, agents, representatives nor affiliates has made warranties or representations to such Seller with respect to the legal, income tax, accounting or investment portfolio consequences of the transactions contemplated by this Agreement.
6.Payments upon Change of Control. If a Change of Control (as defined in the Indenture) occurs at any time after the date hereof and prior to the Maturity Date (as defined in the Indenture), in consideration of, among other things, the Sellers’ existing rights to receive the Change of Control Redemption Price pursuant to Section 13.02 of the Indenture or the Change of Control Repurchase Price pursuant to Section 15.03(a) of the Indenture, as applicable (which would no longer apply to the Sellers in respect of the Purchased Notes), the Company shall make a cash payment, by wire transfer of immediately available funds, to the Sellers in an aggregate amount equal to either, (i) in the case that the Company elects to redeem all of the Notes outstanding at the time of the Change of Control pursuant to Section 13.02 of the Indenture, $11,250,000.00 (the “CIC Redemption True-Up”), with each Seller receiving the respective amount set forth in the “Change of Control Redemption Amount” column opposite such Seller’s name in Exhibit A hereto, or, (ii) in the case that Sellers of the Notes elect to repurchase all of the Notes outstanding at the time of the Change of Control pursuant to Section 15.03(a) of the Indenture, $4,500,000.00 (the “CIC Repurchase True-Up”), with each Seller receiving the respective amount set forth in the “Change of Control Repurchase Amount” column opposite such Seller’s name in Exhibit A hereto, to an account provided by such Seller in writing to the Company. The CIC Repurchase True-Up or CIC Redemption True-Up, as applicable, shall be paid to the Sellers on the date of effectiveness of such Change of Control. The Company shall provide notice of a potential Change of Control to the Sellers no less than ten (10) nor more than 30 calendar days prior to the expected effectiveness of such Change of Control.
7.Notices, etc. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail (with no mail undeliverable or other rejection notice), on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 7, (iii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at the below specified address or electronic mail address, or to such address or electronic mail address as subsequently modified by written notice given in accordance with this Section 7.
If to the Company:
BARK, Inc.
120 Broadway, Floor 12
New York, NY 10271
Attention: Allison Koehler
Email: akoehler@barkbox.com
with a copy (which shall not constitute notice) to
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Michael P. Heinz
Email: mheinz@sidley.com
If to the Sellers:
c/o Magnetar Financial LLC
1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attn: Chief Legal Officer
FISecuritynotices@magnetar.com

with a copy (which shall not constitute notice) to
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
E-mail: ehalperin@willkie.com; sewen@willkie.com
Attention: Eric Halperin; Sean Ewen
8.Assignment; Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives and successors of the parties hereto.
9.Independent Counsel. The Sellers have had the opportunity to consult with their own counsel with respect to this Agreement.
10.Further Assurances. Each of the Sellers and the Company agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be reasonably necessary to carry out the intent and accomplish the purposes of this Agreement.
11.Miscellaneous. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement among the Company and the Sellers with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by each Seller and a duly authorized officer or other signatory of the Company. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties will endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision(s).
12.Counterparts. This Agreement may be executed and delivered in one or more counterparts and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the Electronic Signatures in Global and National Commerce Act, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
13.Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.
(b)The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in the state courts of New York or in the federal courts located in the City and County of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 7 of this Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.
(c)EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 13 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
14.Remedies.
(a)The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. Each of the parties hereto shall be entitled to obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement to cause the Company to fund the Wire Amount. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 14(a) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
(b)This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.
15.Disclosure Deadline. The Company shall, by 9:00 a.m., New York City time, on the fourth (4th) business day immediately following the date of this Agreement (such date and time, the “Disclosure Deadline”), issue one or more press releases or file with the United States Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby, the identities of the parties hereto and any other material, nonpublic information regarding the Company or its subsidiaries or securities that the Company or any of its officers, directors, employees, agents or representatives has provided to the Sellers at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, the Sellers shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees. In addition, any obligations of the Sellers to the Company under this Agreement relating to the confidentiality or non-use of information provided by the Company or any of its affiliates or representatives shall cease upon the earlier of the Disclosure Deadline or the issuance of the Disclosure Document.
16.Indemnification.
(a)In consideration of the Sellers’ execution and delivery of this Agreement and in addition to all of the other obligations of the Company under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Seller, Magnetar Financial LLC and, as applicable, each such person’s stockholders, partners, members, officers, directors, and employees and any of the agents or other representatives of any of the foregoing, including, without limitation, those retained in connection with the transactions contemplated by this Agreement (each, a “Seller Indemnitee” and collectively, the “Seller Indemnitees”), from and against any and all actions, causes of action, suits, losses, costs, taxes, fees, liabilities, penalties and damages, and expenses, irrespective of whether the Seller Indemnitee is a party to the action for which indemnification hereunder is sought, including reasonable and documented attorneys’ fees and disbursements, which shall not include any punitive, exemplary, special, incidental or consequential damages or losses of any kind whatsoever (including, but not limited to, lost profits arising from diminution in value or otherwise) (the “Seller Indemnified Liabilities”), incurred by any Seller Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, (ii) any third party claim with respect to, in respect of or relating to clause (i) of this Section 16(a), and/or (iii) any third party claim brought by a stockholder of the Company other than a third party claim by a Seller Indemnitee.
(b)In consideration of the Company’s execution and delivery of this Agreement and in addition to all of the other obligations of the Sellers under this Agreement, each Seller shall, severally, and not jointly, defend, protect, indemnify and hold harmless the Company and, as applicable, the Company’s stockholders, partners, members, officers, directors and employees and any agents or other representatives of any of the foregoing, including, without limitation, those retained in connection with the transactions contemplated by this Agreement (each, a “Company Indemnitee” and collectively, the “Company Indemnitees”), from and against any and all actions, causes of action, suits, losses, costs, taxes, fees, liabilities, penalties and damages, and expenses, irrespective of whether the Company Indemnitee is a party to the action for which indemnification hereunder is sought, including reasonable and documented attorneys’ fees and disbursements, which shall not include any punitive, exemplary, special, incidental or consequential damages or losses of any kind whatsoever (including, but not limited to, lost profits arising from diminution in value or otherwise) (the “Company Indemnified Liabilities” and together with the Seller Indemnified Liabilities, the “Indemnified Liabilities”), incurred by any Company Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by such Seller in this Agreement and/or (ii) any third party claim with respect to, in respect of or relating to clause (i) of this Section 16(b).
(c)Promptly after receipt by an indemnitee under this Section 16 of notice of any claim or the commencement of any action or proceeding (including any governmental investigation), such indemnitee will, if a claim for indemnification in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify will not relieve the indemnifying party from any liability it may have to any indemnitee to the extent the indemnifying party is not materially prejudiced as a result thereof. In case any such action or proceeding is brought against any indemnitee, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect, by written notice delivered to such indemnitee promptly after receiving the aforesaid notice from such indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such indemnitee; provided, however, that (a) the indemnifying party notifies the indemnitee no later than ten (10) calendar days after the indemnitee has given notice of such action or proceeding that the indemnifying party will assume the defense and indemnify the indemnitee from and against any Indemnified Liabilities that the indemnitee may incur in connection with such action or proceeding, (b) if the defendants (including any impleaded parties) in any such action include both the indemnitee and the indemnifying party and the indemnitee shall have reasonably concluded that there may be legal defenses available to it and/or other indemnitees that are different from or additional to those available to the indemnifying party, the indemnitee or indemnitees shall have the right to select separate counsel to defend such action on behalf of such indemnitee or indemnitees, (c) the indemnifying party provides the indemnitee with evidence reasonably acceptable to the indemnitee that the indemnifying party will have the financial resources to defend against such action or proceeding and fulfill its obligations hereunder, (d) the action or proceeding involves only money damages and does not seek an injunction or other equitable relief, and (e) settlement of, or an adverse judgment with respect to, the action or proceeding is not, in the good faith judgment of the indemnitee, likely to establish a precedential custom or practice adverse to the continuing business interests or the reputation of the indemnitee (collectively, (a) through (e), the “Assumption Conditions”). Upon receipt of notice from the indemnifying party to such indemnitee of its election to so appoint counsel to defend such action and reasonable approval by the indemnitee of such counsel, the indemnifying party will not be liable to such indemnitee under this Section 16 for any legal or other expenses subsequently incurred by such indemnitee in connection with the defense thereof unless: (i) the indemnitee shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to any local counsel), approved by the indemnitee representing the indemnitees who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnitee to represent the indemnitee within a reasonable time after notice or commencement of the action; (iii) the indemnifying party shall have authorized the employment of counsel for the indemnitee at the expense of the indemnifying party; or (iv) the use of counsel chosen by the indemnifying party to represent the indemnitee would present such counsel with a conflict of interest.
(d)In the event that any of the Assumption Conditions is or becomes unsatisfied, (a) subject to Section 16(e) below, the indemnitee may defend against, settle, compromise and consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder in any manner it may reasonably deem appropriate, (b) the indemnifying party will reimburse the indemnitee promptly and periodically for the costs of defending against such claim, action, suit or proceeding (including reasonable attorneys’ fees and expenses), and (c) the indemnifying party will remain responsible for any Indemnified Liabilities the indemnitee may suffer to the extent resulting from, arising out of, or caused by such claim, action, suit or proceeding to the fullest extent provided in this Section 16.
(e)Notwithstanding anything to the contrary contained herein, the indemnifying party and the indemnitees will not, without the prior written consent of the applicable indemnitees, or the indemnifying party, as applicable, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnitees are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of each indemnitee, or the indemnifying party, as applicable, from all liability arising out of such claim, action, suit or proceeding and does not include an admission of guilt of, or failure to act by, the indemnitee, or include any injunctive relief against any indemnitee.
(f)Notwithstanding anything to the contrary herein, the provisions of this Section 16 are intended solely for the benefit of the parties to this Agreement and not for the benefit of, nor may any provision hereby be enforced by, any other person.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

BARK, INC.

By:	/s/ Matt Meeker
Name: Matt Meeker
Title: Chief Executive Officer

[Signature Page to Notes Purchase Agreement]

MAGNETAR FINANCIAL LLC

By:	/s/ Karl Watcher
Name: Karl Wachter
Title: General Counsel

MAGNETAR CONSTELLATION MASTER FUND, LTD

By:	/s/ Karl Watcher
Name: Karl Wachter
Title: General Counsel

MAGNETAR CONSTELLATION FUND II, LTD

By:	/s/ Karl Watcher
Name: Karl Wachter
Title: General Counsel

MAGNETAR STRUCTURED CREDIT FUND, LP

By:	/s/ Karl Watcher
Name: Karl Wachter
Title: General Counsel

MAGNETAR XING HE MASTER FUND LTD

By:	/s/ Karl Watcher
Name: Karl Wachter
Title: General Counsel

[Signature Page to Notes Purchase Agreement]

MAGNETAR LONGHORN FUND LP

By:	/s/ Karl Watcher
Name: Karl Wachter
Title: General Counsel

PURPOSE ALTERNATIVE CREDIT FUND—F LLC

By:	/s/ Karl Watcher
Name: Karl Wachter
Title: General Counsel

PURPOSE ALTERNATIVE CREDIT FUND—T LLC

By:	/s/ Karl Watcher
Name: Karl Wachter
Title: General Counsel

MAGNETAR LAKE CREDIT FUND LLC

By:	/s/ Karl Watcher
Name: Karl Wachter
Title: General Counsel

[Signature Page to Notes Purchase Agreement]